Tidal Trust V 485BPOS

Exhibit 99.(j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment No. 64 and Amendment No. 66 to the Registration Statement on Form N-1A of Tidal Trust V with respect to Defiance S&P Accelerator ETF, a series of shares of Tidal Trust V, under the heading “Independent Registered Public Accounting Firm” in the Prospectus and in the Statement of Additional Information.

/s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania

September 17, 2026